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                                                                    EXHIBIT 4.5


BANK OF GRANITE CORPORATION
P.O. BOX 128, GRANITE FALLS, N.C. 28630 - (704) 496-2000


                           CERTIFICATE OF AMENDMENT

Bank of Granite Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Bank of Granite Corporation held on March 11, 1996 in Granite Falls, NC whereby resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration therefore. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Articles thereof numbered "4" so that, as amended, said Article shall be and read as follows:

          "The total number of shares which the Corporation shall have the authority to issue is 15,000,000 shares of common stock each which shall have a par value of One Dollar ($1.00).

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Secretary has caused this certificate to be signed by its authorized officer this 13th day of May, 1996.


                                      BY: /s/ Randall C. Hall
                                          ---------------------------------
                                          Randall C. Hall
                                          Secretary